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                                                                    EXHIBIT 10.2
\
                                 LOAN AGREEMENT


        This LOAN AGREEMENT is entered into as of June 27, 2000 by and between COMERICA BANK-CALIFORNIA ("Bank") and STANFORD MICRODEVICES, INC., a California corporation ("Borrower").

                                    RECITALS

        A. Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

        B. This Agreement supersedes the Loan Agreement and Security Agreement (Accounts and Inventory) dated February 17, 1999, as amended (the "Loan Agreement").


                                    AGREEMENT

        For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as set forth below.


                                   ARTICLE 1.
                          DEFINITIONS AND CONSTRUCTION

        1.1. Definitions. All other terms contained in this Agreement which are not specifically defined herein shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:

                "Advance" means an Advance under the Revolving Facility.

                "Agreement" means this Loan Agreement, and all exhibits and addendums attached hereto as all of the foregoing may be amended, supplemented, or modified from time to time.

                "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

                "Base Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "Base Rate," whether or not such announced rate is the lowest rate available from Bank.


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                "Base Rate Advance" means any Advance when and to the extent that the interest rate therefor is determined by a reference to the Base Rate.

                "Borrower's Books" means all of Borrower's books and records including ledgers, records indicating, summarizing, or evidencing Borrower's properties or assets or liabilities, all information relating to Borrower's business operations or financial condition, and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                "Closing Date" means the date of this Agreement.

                "Committed Line" means Ten Million and 00/100 Dollars ($10,000,000.00).

                "Default Rate" means the default rate of interest set forth in
Section 2.7.

                "EBITDA" means, for any period, the following, each calculated for such period: (a) Net Income (without deduction of income and franchise taxes); plus (b) interest expenses paid or accrued; plus (c) amortization and depreciation deducted in determining Net Income.

                "Effective Tangible Net Worth" means net worth as determined in accordance with GAAP consistently applied, increased by Subordinated Debt, if any, increased by the redeemable value of the common stock of Borrower, and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses, trade receivables converted to notes, money due from affiliates (including officers, directors, subsidiaries and commonly held companies).

                "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                "Event of Default" has the meaning set forth in Article 8 hereof.

                "Funding Date" means the date that amounts are advanced by Bank under the Revolving Facility.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis over the time period in question as to classification of items and amounts.


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                "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) obligations as lessee under capital leases; (d) current liabilities in respect of unfunded vested benefits under plans covered by ERISA; and (e) all contingent obligations.

                "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                      LIBOR =            Base LIBOR
                               -------------------------------
                               100% - LIBOR Reserve Percentage

                        (a) "Base LIBOR" means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

                        (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

                        (c) "LIBOR Business Day" means a Business Day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

                        (d) "LIBOR Period" means a period commencing on a Business Day, and continuing for, in every case, no greater than one hundred eighty (180) days, as designated by Borrower, during which all or a portion of the outstanding principal balance of the Advances bears interest determined in relation to LIBOR, provided that: (i) if any LIBOR Period would end on a day that is not a Business Day, then such LIBOR Period shall be extended to the next succeeding Business Day; and (ii) no LIBOR Period shall extend beyond the Termination Date.


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                "LIBOR Advance" means any Advance when and to the extent that the interest rate therefor is determined by a reference to LIBOR.

                "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

                "Loan Documents" means, collectively, this Agreement and any other agreement or instrument entered into between Borrower and Bank or executed by Borrower or any guarantors and delivered to Bank in connection with this Agreement, all as amended from time to time including, without limitation, any note or notes executed by Borrower.

                "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                "Permitted Indebtedness" means: (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and disclosed in the Schedule; (c) and Indebtedness to trade creditors incurred in the ordinary course of business.

                "Permitted Investment" means: (a) Investments existing on the Closing Date disclosed to Bank; (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within two (2) years from the date of acquisition thereof, (c) commercial paper maturing no more than two (2) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (d) certificates of deposit maturing no more than two (2) years from the date of investment therein issued by Bank.


                "Permitted Liens" means the following: (a) any Liens existing on the Closing Date and disclosed to Bank or arising under this Agreement or the other Loan Documents; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either


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not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests; (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                "Reinvestment Rates" mean the per annum rates of interest equal to one half percent (1/2%) above the rates of interest reasonably determined by Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amounts and with maturities which correspond (as closely as possible) to the LIBOR Advance being prepaid.

                "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

                "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                "Termination Date" means the earlier of (a) acceleration of the Obligations for any reason under the terms of this Agreement; or (b) June 26, 2001.

                "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of California.

        1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

        1.3. Incorporation by Reference. The foregoing recitals and the Loan Documents are incorporated herein by this reference as though set forth in full herein.


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                                   ARTICLE 2.

REVOLVING FACILITY

        2.1. Revolving Facility. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower under a revolving line of credit (the "Revolving Facility") from time to time in amounts requested by Borrower up to an aggregate outstanding principal amount equal to the Committed Line. Subject to the terms and conditions of this Agreement, Borrower may borrow and reborrow under this Section 2.1, provided that each LIBOR Advance shall be in an amount not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00). The Revolving Facility shall be unsecured.

        2.2. Facility Fee. Borrower shall pay to Bank a facility fee in an amount equal to Five Thousand and 00/100 dollars ($5,000.00).

        2.3. Interest. Borrower shall pay interest to Bank on the outstanding and unpaid principal balance of the Advances made under the Revolving Facility at a rate per annum as follows:

                2.3.1. For a Base Rate Advance at a floating rate per annum equal to the Base Rate minus one-half percent (0.5%); and

                2.3.2. For a LIBOR Advance at a fixed rate per annum equal to LIBOR plus two and one quarter percent (2.25%).

        2.4. Payment of Interest on LIBOR Advances. Interest on each LIBOR Advance shall be payable on the last day of the LIBOR Period applicable thereto. Interest on such LIBOR Advance shall be computed on the basis of a three hundred and sixty (360)-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

        2.5. Selection/Conversion of Interest Rate Options. At the time each Advance is requested under this Agreement and/or Borrower wishes to select LIBOR for all or a portion of the outstanding principal balance of the Advances, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if LIBOR is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Advance selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Advance requested hereunder, Bank will quote the applicable fixed LIBOR rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank; provided however, that if Borrower fails to accept any such quotation as given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Advance to be selected on such day. If no specific designation of


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interest is made at the time any Advance is requested under this Agreement or at the end of any LIBOR Period, Borrower shall be deemed to have selected a Base Rate Advance for such advance or the principal amount to which such LIBOR Period applied. At any time LIBOR is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Base Rate. At any time Base Rate is in effect, Borrower may convert to the LIBOR Period designated by Borrower.

        2.6. Adjusted Rate. Any change in the interest rate resulting from a change in the Base Rate shall be effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

        2.7. Default Rate. From and after the Termination Date, Advances under the Revolving Facility shall bear interest at a rate equal to five percentage points (5%) more than the interest rate that would have been applicable hereunder. Anything herein to the contrary notwithstanding, interest at the default rate shall be due and payable on demand but shall accrue from the Termination Date until all Advances are paid in full.

        2.8. Repayment Terms.

                2.8.1. Interest Only. Interest only shall be due and payable on the unpaid principal balance of an Advance, without claim, notice, presentment or demand, in consecutive monthly installments on the first (1st) day of each month commencing on the first (1st) day of the first (1st) full calendar month following the Funding Date and continuing thereafter until the Obligations are paid in full.

        2.9. Application of Payments. Each payment received by Bank shall be credited as of its due date, without regard to its date of receipt by Bank, first to interest accrued and unpaid as of such due date and the remainder to principal, and interest shall cease upon the principal so credited. All interest calculations shall be on a basis of a three hundred and sixty (360)-day year and a thirty (30)-day month. Daily interest shall consist of the product of the outstanding principal balance of the Revolving Facility times the annual interest rate then in effect divided by 360, then multiplied by the number of days for which the daily interest calculation is made. Interest paid for any partial month shall be prorated based on a thirty (30)-day month and the actual number of day elapsed. Interest shall be compounded monthly.

        2.10. Method of Payment. Borrower shall make each payment under this Agreement when due in lawful money of the United States to the Bank at its address set forth herein, or at such other location as directed by Bank in writing, in immediately available funds. Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement or under the Note, to charge from time to time against any deposit account of Borrower with Bank any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and the commitment fee, as the case may be, except, in the case of a LIBOR Advance, if the result of such extension would


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be to extend such payment into another calendar month, such payment shall be made on the immediately preceding Business Day.

        2.11. Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.12. Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank is greater than the Committed Line, Borrower shall immediately pay to Bank, in cash, the amount the Obligations exceed the Committed Line.

        2.13. Termination of Revolving Facility. The Revolving Facility shall terminate on the Termination Date, at which time all unpaid principal, all unpaid and accrued interest, and all other amounts due under the Revolving Facility shall be immediately due and payable.

        2.14. Statements. With respect to each Advance, Bank is hereby authorized to note the date, principal amount, and interest rate applicable thereto, and any payments made thereon, on its books and records (either manually or by electronic entry), which notations shall be conclusive evidence of the information noted in the absence of manifest error. A failure by Bank to record any such information shall not impair the Borrower's liability to make payment when due. Bank shall render to Borrower each month a statement setting forth the balance in Borrower's loan account maintained by Bank for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Bank but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Bank receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Bank. Until such time as Bank shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account shall be presumptive evidence of the amounts due and owing to Bank by Borrower.

        2.15. Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (a) any payment of a LIBOR Advance prior to the last day of the LIBOR Period for such LIBOR Advance for any reason, including termination of

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this Agreement; (b) any termination of a LIBOR Period in accordance with this
Agreement; or (c) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Advance after having given notice to Bank that it had selected such LIBOR Advance.

        2.16. Funding Losses. The indemnification and hold harmless provisions set forth in Section 2.15 shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of LIBOR and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Agreement and the payment of the Obligations.

        2.17. Regulatory Developments Or Other Circumstances Relating To Illegality or Impracticality of LIBOR. If any Regulatory Development or other circumstance relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination, make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:
(a) in the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and (b) no LIBOR Period may be designated thereafter until Bank determines that such would be practical.

        2.18. Additional Costs. Borrower shall pay to Bank from time to time, upon Bank's request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank resulting from Regulatory Developments having made or maintained a LIBOR Advance or to Bank's obligation to make a LIBOR Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Advance or such receivable (being herein called "Additional Costs"), resulting from any Regulatory Developments, which (a) change the basis of taxation of any amounts payable to Bank hereunder with respect to net income of Bank for any LIBOR Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Advance; (b) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Advance or any deposits referred to in the definition of LIBOR); or (c) impose any other condition affecting this Agreement (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

        2.19. Prepayment. Bank does not have to accept any prepayment of any LIBOR Advance except as described below or as required under applicable law. Borrower may prepay a Base Rate Advance at any time without paying any Prepayment Amount, as defined below. Borrower may prepay a LIBOR Advance at any time, as long as Bank is provided written notice


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of the prepayment at least five (5) Business Days prior to the date of prepayment (the "Prepayment Date"). The notice of prepayment shall contain the following information: (a) the Prepayment Date; and (b) the amount of principal to be prepaid. On the Prepayment Date, Borrower shall pay to Bank, in addition to the other amounts then due, the Prepayment Amount described below. Bank, in its sole discretion, may accept any prepayment of principal even if not required to do so under this Agreement and may deduct from the amount to be applied against the LIBOR Advance the other amounts required as part of the Prepayment Amount.

                2.19.1. The Prepaid Principal Amount (as defined below) will be applied to the LIBOR Advance as Bank shall determine in its sole discretion.

                2.19.2. If Bank exercises its right to accelerate the payment of the Obligations prior to maturity based upon an Event of Default, Borrower shall pay to Bank, in addition to the other amounts then due, on the date specified by Bank as the Prepayment Date, the Prepayment Amount.

                2.19.3. Bank's determination of the Prepayment Amount shall be conclusive in the absence of obvious error or fraud. If requested in writing by Borrower, Bank shall provide Borrower a written statement specifying the Prepayment Amount.

                2.19.4. The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date: (a) if the face amount of the LIBOR Advance exceeds Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) then the Prepayment Amount is the sum of: (i) the amount of the principal balance of the LIBOR Advance which Borrower has elected to prepay or which Bank has required Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred and 00/100 Dollars ($500.00); plus (iv) the present value, discounted at the Reinvestment Rates of the positive amount by which (x) the interest Bank would have earned had the Prepaid Principal Amount not been paid prior to the end of the LIBOR Period at the applicable interest rate exceeds (y) the interest Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates; or (b) if the principal amount of the LIBOR Advance being prepaid is Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) or less, then the Prepayment Amount is the sum of: (i) the amount of the LIBOR Advance which Borrower has elected to prepay or the LIBOR Advance which Bank has required Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; plus (iii) an amount equal to two percent (2%) of the Prepaid Principal Amount.

        2.20. PREPAYMENT AMOUNT. BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY THE LIBOR ADVANCE IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT, EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW;
(B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF THE OBLIGATIONS, INCLUDING WITHOUT


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LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVE(S)
ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR ADVANCE IN RELIANCE ON THESE AGREEMENTS.



------------------
Borrower's Intials

        2.21. Use of Proceeds. The proceeds of the Advances hereunder shall be used by Borrower for working capital. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or in inconsistent with, Regulation X of such Board of Governors.

        2.22. Out of Debt. Notwithstanding anything to the contrary in this Agreement, Borrower agrees that for a period of thirty (30) consecutive days during each of its fiscal years there shall be no Obligations outstanding under this Agreement.


                                   ARTICLE 3.
                               CONDITIONS OF LOANS

        3.1. Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                3.1.1. this Agreement and the documents referenced herein and/or provided by Bank to Borrower and/or any other party for execution herewith, all duly executed;

                3.1.2. a certificate of the secretary of Borrower with respect to incumbency and corporate authorization for the execution and delivery of the Loan Documents;

                3.1.3. Borrower's audited Fiscal Year 1999 Financial Statements which financial statements shall show at least Eighteen Million and 00/100 Dollars ($18,000,000.00) in revenue and no more than Two Million Six Hundred Thousand and 00/100 Dollars ($2,600,000.00) in net losses;

                3.1.4. the Preferred Stock Agreement with Summit Partners and Needham Capital.

                3.1.5. payment by Borrower of Bank's attorneys' fees and costs incurred in the preparation of the Loan Documents; and

                3.1.6. such other and further documents, and completion of such other and further matters, as Bank may reasonably deem necessary or appropriate.


                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

        4.1. Incorporation, Good Standing, and Due Qualification. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

        4.2. Corporate Power and Authority. The execution, delivery, and performance by Borrower of the Loan Documents to which it is a party has been duly authorized by all necessary corporate action and does not and will not (a) require any consent or approval of the stockholders of such corporation; (b) contravene Borrower's charter or bylaws; (c) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (d) result in a breach of or constitute a default under indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and (f) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

       4.3. Name; Location of Chief Executive Office. Borrower has not done business under any name except Matrix Micro Assembly Corp. and that specified on the signature page hereof. The chief executive office of Borrower is located at the addresses indicated in Article hereof.

        4.4. Litigation. Except as set forth in Schedule 4.4, if any, there are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

        4.5. No Material Adverse Change in Financial Statements. All financial statements related to Borrower that have been delivered to Bank fairly present in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

        4.6. Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

        4.7. Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's, failure to comply with ERISA that is reasonably likely to result in Borrower incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act, and has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

        4.8. Environmental Condition. None of Borrower's properties or assets have ever been used by such parties or, to the best of such parties knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of such parties knowledge, none of their properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by such parties; and such parties have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by such parties resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

        4.9. Taxes. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

        4.10. Government Consents. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's respective business as currently conducted.

        4.11. Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

                                   ARTICLE 5.
                              AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

        5.1. Good Standing. Borrower shall maintain its corporate existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, to the extent consistent with prudent management of their respective businesses, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

        5.2. Government Compliance. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

        5.3. Financial Statements. Borrower shall deliver to Bank:

                5.3.1. Monthly Financial Statements. If the unpaid balance of the Revolving Facility is greater than Zero and 00/100 Dollars ($0.00), then as soon as available and in any event within forty five (45) days after the end of each of month, its company prepared balance sheet as of the end of such month, statements of income for the period commencing at the end of the previous fiscal year and ending with the end of such month, and statements of changes in financial position for the portion of the fiscal year ended with the last day of such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and such financial statements shall be certified by an officer of Borrower.

                5.3.2. Initial Public Offering. Subsequent to Borrower's initial public offering, Borrower shall deliver to Bank:

                        5.3.2.1. Quarterly Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, Borrower shall deliver its Form 10-Q Quarterly Report filed pursuant to the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations issued thereunder ("Exchange Act"), all as the same may be in effect at the time.

                        5.3.2.2. Annual Report. As soon as available and in any event within ninety (90) days after the end of each fiscal year, Borrower shall deliver its Form 10-K Annual Report filed pursuant to the Exchange Act.

        5.4. Monthly A/R and A/P Agings. If the unpaid balance of the Revolving Facility is greater than Zero and 00/100 Dollars ($0.00), then within twenty
(20) days after the last day of each month, Borrower shall deliver to Bank an aged listing of accounts receivable and accounts payable.

        5.5. Taxes. Borrower shall make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that each party has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

        5.6. Insurance.

                5.6.1. Borrower, at its expense, shall keep its assets insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of its assets in amounts and of a type that are customary to businesses similar to Borrower's.

                5.6.2. All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

        5.7. Principal Depository. As a condition to the terms hereof, including, without limitation, the interest rate charged herein, Borrower shall maintain its principal depository and operating accounts with Bank.

        5.8. Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.


                                   ARTICLE 6.
                               FINANCIAL COVENANTS

        6.1. Leverage Ratio. Borrower shall maintain, on a quarterly basis, a ratio of (a) Indebtedness, to (b) Effective Tangible Net Worth of less than 1.75:1.00.

        6.2. Quick Ratio. Borrower shall maintain a quick ratio of (a) the sum of cash plus accounts receivable; divided by (b) the sum of current liabilities plus amounts due officers/affiliates plus the aggregate amount of the Obligations outstanding plus any deferred margin on inventory or deferred revenue of any kind, all as determined in accordance with GAAP, of not less than 1.25:1.00.

        6.3. EBITDA. Borrower shall maintain EBITDA in an amount equal to at least Five Hundred Thousand and 00/100 Dollars ($500,000.00), which calculation shall be made on a rolling four (4) quarter basis to exclude special charges (which includes non-employee stock compensation) and amortization of deferred employee stock option compensation, provided however that for Borrower's fiscal third (3rd) quarter for year 2000, EBITDA, not including special charges (which includes non-employee stock compensation) and amortization of deferred employee stock option compensation must be greater than Zero and 00/100 Dollars ($0.00).

        6.4. Tangible Effective Net Worth. Borrower shall maintain an Effective Tangible Net Worth in an amount no less than Eight Million Seven Hundred Fifty Thousand and 00/100 Dollars ($8,750,000.00), which amount shall be increased, on a quarterly basis, by fifty percent (50%) of new equity raised and fifty percent (50%) of Net Income.

        6.5. Capital Expenditures. Borrower shall notify Bank, and Borrower will not make, without Bank's prior written approval, any expenditures for fixed or capital assets if, after giving thereto, the aggregate of all such expenditures made by the Borrower would exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) during any fiscal quarter of the Borrower.

                                   ARTICLE 7.
                               NEGATIVE COVENANTS

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following without the prior written consent of Bank:

        7.1. Dispositions. Sell, lease, assign, transfer, or otherwise dispose of, any of its now owned of hereafter acquired assets (including, without limitation, shares of stock), except: (a) inventory disposed of in the ordinary course of business; or (b) the sale or other disposition of assets no longer used or useful in the conduct of its business.

        7.2. Change in Business. Engage in any business other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without giving Bank thirty (30) days' prior written notification to Bank, relocate its chief executive office.

        7.3. Mergers or Acquisitions. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all of substantially all of the assets or the business of any Person.

        7.4. Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness without Bank's prior written consent.

        7.5. Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its assets, or assign or otherwise convey any right to receive income, including the sale of any accounts, except for Permitted Liens.

        7.6. Investments. Make, any loan or advance to any Person, or purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venture with any other Person, except Permitted Investments.

        7.7. Compliance. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.


                                   ARTICLE 8.

                                EVENTS OF DEFAULT

        Any one or more of the following events shall constitute an "Event of Default" by Borrower under this Agreement:

        8.1. Payment Default. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable.

        8.2. Other Amounts Due Default. If Borrower fails to pay any portion of any other Obligations not constituting principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations.

        8.3. Covenant Default. If Borrower fails to perform any obligation hereunder or violates any of the covenants contained in this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) Business Days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period).

        8.4. Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations.

        8.5. Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) Business Days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) Business Days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period).

        8.6. Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) Business Days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding).

        8.7. Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect.

        8.8. Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) Business Days (provided that no Advances will be made prior to the satisfaction or stay of such judgment).

        8.9. Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        8.10. Cross Default. An event of default under any Loan Document.


                                   ARTICLE 9.
                           BANK'S RIGHTS AND REMEDIES

        9.1. Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, (other than a default under Section 8.6) Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                9.1.1. Bank may declare this Agreement and all of Bank's obligations hereunder terminated;

                9.1.2. Bank may declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

                9.1.3. all Obligations shall accrue interest at the Default Rate; and

                9.1.4. Bank may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other remedies granted to it under the Loan Documents, at law, in equity, or otherwise.

        9.2. Upon the occurrence of an Event of Default arising under Section
8.6 hereof:

                9.2.1. all Bank's obligations hereunder shall automatically terminate;

                9.2.2. all Obligations shall be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

                9.2.3. all Obligations shall accrue interest at the Default Rate; and

                9.2.4. Bank may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other remedies granted to it under the Loan Documents, at law, in equity, or otherwise.

        9.3. Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 5.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.


                                   ARTICLE 10.
                                     NOTICES

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:


               If to Borrower:   STANFORD MICRODEVICES, INC.
                                 726 Palomar Avenue

                                 Sunnyvale, CA 94086
                                 FAX: (408) 739-0952


               If to Bank:       COMERICA BANK-CALIFORNIA
                                 333 West Santa Clara Street
                                 San Jose, CA 95113
                                 Attn: Tamara L. Gormsen
                                 Fax:: (408) 556-5224

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.


                                   ARTICLE 11.
                   CHOICE OF LAW; VENUE; AND JURY TRIAL WAIVER

        This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


                                   ARTICLE 12.

                               GENERAL PROVISIONS

        12.1. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

        12.2. Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.11, shall continue in full force and effect for a term ending on the Termination Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

        12.3. Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

        12.4. Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

        12.5. Severability of Provisions. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        12.6. Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

        12.7. Entire Agreement. This Agreement, together with the Loan Documents embodies the entire agreement and understanding among and between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Bank or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

        12.8. Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Bank may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Bank of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Bank hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Bank would otherwise have. Any waiver, permit, consent or approval by Bank of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

        12.9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party; provided; however, that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

        12.10. Interpretation. This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code Section 1654.

        12.11. Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this Section 12.11 have been satisfied, and Bank has no commitment to make any Advances or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

        IN WITNESS WHEREOF, the parties hereto have caused this Revolving Loan and Security Agreement to be executed as of the date first above written.


                                            STANFORD MICRODEVICES, INC.



                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------



                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------



                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            COMERICA BANK-CALIFORNIA




                                            ------------------------------------
                                            Tamara Gormsen
                                            Corporate Banking Officer